UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  August 27, 2009

Tanger Factory Outlet Centers, Inc.
 (Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 (Commission File Number)	56-1815473 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 7, 2009, Tanger Factory Outlet Centers, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing that Stanley K. Tanger notified the Company that, effective September 1, 2009, he would retire as an employee of the Company and resign as Chairman of the Board.  Mr. Tanger will continue to serve as a member of the Board of Directors (the “Board”).

On August 27, 2009, the Company issued a press release announcing that the Company’s Board appointed Jack Africk as Interim Non-Executive Chairman of the Board effective September 1, 2009.  Mr. Africk currently serves as the Lead Independent Director of the Board and has been a member of the Company’s Board since 1993.   A copy of the press release announcing Mr. Africk’s appointment as Chairman of the Board is hereby attached to this current report as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are included with this Report:

Exhibit 99.1	Press release announcing Jack Africk as Interim Non-Executive Chairman of the Board of Tanger Factory Outlet Centers, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 27, 2009

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ Frank C. Marchisello Jr.
            Frank C. Marchisello, Jr.
 Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.

Exhibit 99.1	Press release announcing Jack Africk as Interim Non-Executive Chairman of the Board of Tanger Factory Outlet Centers, Inc.

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